Exhibit 10.16

2011 DIRECTOR’S NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of the date indicated on the attached Notice of Grant, is made and entered into by and between Dean Foods Company, a Delaware corporation (the “Company”), and the individual named on the cover page of this Agreement (“you”).

WITNESSETH:

WHEREAS, the Company has adopted and approved the Dean Foods Company 2007 Stock Incentive Plan (the “Plan”), which was adopted by the Company’s Board of Directors (the “Board”) and approved as required by the Company’s stockholders, and which provides for the grant of non-qualified stock options (“Options”) and other forms of stock-based compensation to certain Employees and non-employee Directors of the Company and its Subsidiaries (Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Plan); and

WHEREAS, the Options and other Awards provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; and

WHEREAS, you are a non-employee Director; and

WHEREAS, the Committee has awarded you Options as described in this Agreement and the attached Notice of Grant.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and to promote the success of the business of the Company and its Subsidiaries, the parties hereby agree as follows:

1. Grant of Option. The Company hereby grants to you, and you hereby accept, effective as of the date shown on the attached Notice of Grant (the “Date of Grant”) and on the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, an Option to purchase all or any portion of the number of shares shown on the Notice of Grant for the per share price shown on the Notice of Grant (the “Exercise Price”).

2. Vesting. The Option immediately vests in full with respect to all of the underlying shares of Stock subject thereto.

3. Exercise. In order to exercise the Option with respect to any vested portion, you must notify the Company in writing, either sent to the Corporate Secretary’s attention at the Company’s principal office, or via the internet through E*Trade (the Company’s plan broker) at www.etrade.com. No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. At the time of exercise, you must pay to the Company the exercise price (as set forth on the Notice of Grant) times the number of vested shares for which the Option is being exercised. Such payment may be made in cash or its equivalent or, if permitted by the Committee, (i) by exchanging shares of Stock you have owned for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (ii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price of the portion of the Option being exercised.

4. Expiration of Option. The Option shall expire, and shall not be exercisable with respect to any vested portion as to which the Option has not been exercised, on the first to occur of:

(a) the tenth (10th) anniversary of the Date of Grant;

(b) Ninety (90) days after your term as a non-employee Director of the Company has expired or been otherwise terminated for any reason other than death, Retirement or Disability;

(c) Twelve (12) months following the date your term as a non-employee Director of the Company has expired or been otherwise terminated, if such cessation of service is due to your death or Disability; or

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(d) the earlier of (i) the tenth (10th) anniversary of the Date of Grant, or (ii) the first (1st) anniversary of your death for any Options you hold upon Retirement.

For purposes of this Agreement, “Retirement” shall be defined as your retirement from employment or other service to the Company or any Subsidiary after you reach the age of sixty-five (65). “Disability” shall be defined as your permanent and total disability (within the meaning of Section 22(e)(3) of the Code).

Upon your death, any vested Option exercisable on the date of death may be exercised by your estate or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of your death, provided that such exercise occurs within the shorter of the remaining Option term of the Option and twelve (12) months after the date of your death.

Notwithstanding any provision of the Plan or this Agreement to the contrary, you may not, under any circumstances, exercise a vested Option following your removal as a non-employee Director if you are removed as a non-employee Director due to your willful or intentional fraud, embezzlement, violation of the Company’s Code of Ethics, or other conduct seriously detrimental to the Company or any Subsidiary. The determination of whether or not you will be removed as a non-employee Director for any of the reasons specified in the preceding sentence will be made by the Committee.

5. Tax Withholding. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares of Stock subject hereto.

6. Transfer of Option. The Option is not transferable except in accordance with the provisions of the Plan.

7. Certain Legal Restrictions. The Plan, the granting and exercising of this Option, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state and foreign country laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of this Option, the issuance or delivery of Stock under this Option or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule or regulation and may require you to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of this Option or to otherwise sell or issue Stock in violation of any such laws, rules or regulations, and any postponement of the exercise or settlement of this Option under this provision shall not extend the term of the Option. Neither the Company nor its directors or officers shall have any obligation or liability to you with respect to any Option (or Stock issuable thereunder) that shall lapse because of such postponement.

8. Plan Incorporated. You accept the Option subject to all the provisions of the Plan, which are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby. Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein.

9. Miscellaneous.

(a) No ISO Treatment. The Option is intended to be a non-qualified stock option under applicable tax laws, and it is not to be characterized or treated as an incentive stock option under such laws.

(b) No Stockholder Rights. Neither you nor any person claiming under or through you shall be or shall have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of the Option herein unless and until certificates representing such shares shall have been issued and delivered to you or your agent.

(c) Notices. Any notice to be given to the Company under the terms of this Agreement or any delivery of the Option to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to you shall be addressed to you at the address set forth beneath his or her signature hereto, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

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(d) Binding Agreement. Subject to the limitations in this Agreement and the Plan on the transferability by you of the Option and any shares of Stock, this Agreement shall be binding upon and inure to the benefit of your representatives, executors, successors or beneficiaries.

(e) Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware and the United States, as applicable, without reference to the conflict of laws provisions thereof.

(f) Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

(g) Interpretation. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

(h) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(i) No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(j) Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

(k) Relief. In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

[END OF AGREEMENT]

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